Exhibit 10.31

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

STEP 3 COLLABORATION AGREEMENT

This Step 3 Collaboration Agreement (“Agreement”) is effective as of January 1, 2006, by and between HOKU SCIENTIFIC, INC., a Delaware corporation located at 1075 Opakapaka Street, Kapolei, Hawaii 96707 USA (“HOKU”), and NISSAN MOTOR CO., LTD., a Japanese corporation, having its registered office at 2 Takara-cho, Kanagawa-ku, Yokohama, Kanagawa 220-8623 Japan (“NISSAN” and, together with HOKU, the “Parties”).

BACKGROUND & PURPOSE

HOKU is developing HOKU Membrane and HOKU MEA (each as defined below) for use in proton exchange membrane fuel cells (“PEMFC”).

NISSAN develops and manufactures NISSAN Fuel Cells (as defined below).

HOKU and NISSAN are parties to that certain MEA Engineering Agreement dated as of September 1, 2004 (the “Engineering Agreement”) that certain Membrane & MEA Purchase Agreement dated as of September 1, 2004 (the “Purchase Agreement”), and that certain Collaboration Agreement dated March 22, 2005 (the “Collaboration Agreement”) pursuant to which HOKU optimized Automotive HOKU MEA and the Automotive HOKU MEA Assembly Process, and NISSAN purchased HOKU Membrane and HOKU MEA for test and evaluation.

Subject to the terms set forth herein NISSAN desires HOKU to engineer the Step 3 HOKU MEA for use in automotive PEMFC, and to continue supplying HOKU Products for test and evaluation by NISSAN.

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Definitions. The following terms shall be defined in this Agreement as set forth below:

1.1. “Acquisition” means the sale, conveyance or other disposal of all or substantially all of the assets or property of a Party, a merger with or into or consolidation of a Party into any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of such Party), or the merger of any other corporation, limited liability company or other entity into a Party, or any other corporate reorganization, sale, conveyance or other disposal of assets, consolidation, reorganization or merger, in which the shareholders of such Party receive distributions in cash or securities of another corporation, limited liability company or other entity as a result of such sale of assets, consolidation, reorganization or merger.

1.2. “Agreement” means this Step 3 Collaboration Agreement.

1.3. “Automotive HOKU MEA” means the HOKU MEA that is developed by HOKU for use in automotive PEMFC, regardless of the date or source of development.

1.4. “Automotive HOKU MEA Assembly Process” means the process, techniques and know-how that is developed by HOKU to assemble the Automotive HOKU MEA, regardless of the date of development or source of development.

1.5. “Catalyst” means a Component that typically consists of precious metals and/or alloys, which helps to initiate and maintain the electrochemical reaction of fuel and oxidant that is needed to generate electricity in a PEMFC.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.6. “Catalyst Support” means the Component used to support the Catalyst in a PEMFC.

1.7. “CCM” means Membrane coated on both sides with Catalyst.

1.8. “Collaboration Agreement” has the meaning set forth in the Background & Purpose of this Agreement.

1.9. “Component” means any and all components (including, but not limited to, Catalyst, Catalyst Support, Electrode, Membrane, Liquid Ionomer, GDL, binder and seal) incorporated into MEA.

1.10. “Confidentiality Agreement” has the meaning set forth in Section 2 below.

1.11. “Electrode” means the Component that is the combination of Catalyst and Catalyst Support, and which consists of an anode and cathode located on opposite sides of the Membrane in a PEMFC.

1.12. “Engineering Agreement” has the meaning set forth in the Background & Purpose of this Agreement.

1.13. “Full-scale HOKU Membrane” means approximately [ * ] of HOKU Membrane.

1.14. “Full-scale Automotive HOKU MEA” consists of Automotive HOKU MEA with Full-scale HOKU Membrane, approximately [ * ] of active Electrode area, and GDL.

1.15. “GDL” means the material used to diffuse the fuel and oxidant in a PEMFC.

1.16. “HOKU” means HOKU SCIENTIFIC, INC., a Delaware corporation.

1.17. “HOKU Authorized Personnel” means the Chief Executive Officer and Chief Technology Officer of HOKU.

1.18. “HOKU Background Intellectual Property” means any and all Intellectual Property conceived or developed by HOKU prior to or outside the scope of this Agreement. “HOKU Background Intellectual Property” includes such Intellectual Property that is owned by HOKU under the Engineering Agreement and the Collaboration Agreement.

1.19. “HOKU Catalyst” means any Catalyst, other than NISSAN Catalyst, incorporated into any HOKU MEA.

1.20. “HOKU Catalyst Support” means any Catalyst Support, other than NISSAN Catalyst Support, incorporated into any HOKU MEA.

1.21. “HOKU CCM” means any CCM developed by HOKU at any time. “HOKU CCM” does not include such CCM developed solely by NISSAN or by NISSAN and a third party other than HOKU.

1.22. “HOKU Component” means any and all Components developed by HOKU at any time. “HOKU Component” does not include such Component developed solely by NISSAN or by NISSAN and a third party other than HOKU.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.23. “HOKU Electrode” means any Electrode, other than NISSAN Electrode, incorporated into any HOKU MEA.

1.24. “HOKU Facility” means any facility owned, occupied or leased by HOKU.

1.25. “HOKU Foreground Intellectual Property” means any and all Intellectual Property conceived or developed solely by employees of HOKU under this Agreement.

1.26. “HOKU GDL” means any GDL, other than NISSAN GDL, incorporated into any HOKU MEA.

1.27. “HOKU Intellectual Property” means HOKU Background Intellectual Property, HOKU Foreground Intellectual Property, Step 3 HOKU MEA Intellectual Property, all intellectual property related to the Step 3 HOKU MEA Assembly Process and the Step 3 HOKU Membrane, and all Intellectual Property related to HOKU Products and processes, techniques and know how used to manufacture HOKU Products that have been developed under this Agreement.

1.28. “HOKU MEA” means all MEA developed by HOKU at any time, including the Automotive HOKU MEA and the Step 3 HOKU MEA, whether or not patented by HOKU. “HOKU MEA” does not include NISSAN MEA.

1.29. “HOKU Membrane” means all Membrane developed by HOKU at any time, whether or not patented by HOKU, including, without limitation, (i) the Step 3 HOKU Membrane; (ii) all materials used in any such Membrane; (iii) all solid polymer and Liquid Ionomer forms of any such Membrane; (iv) all formulations of any such Membrane, including monomer and polymer formulations; and (v) all reinforcements adjacent to any such Membrane, regardless of the date of development or the source of development.

1.30. “HOKU Product” means Automotive HOKU MEA, HOKU Catalyst, HOKU Catalyst Support, HOKU CCM, HOKU Components, HOKU Electrode, HOKU GDL, HOKU MEA, HOKU Membrane, Step 3 HOKU MEA and Step 3 HOKU Membrane.

1.31. “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and invention disclosures, together with all reissues, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (c) all trade secrets and confidential business information (including without limitation, ideas, research and development, know-how, formulas, compositions, prototypes, manufacturing and production processes and techniques, technical data, designs, drawings, bills of materials, specifications, customer and supplier lists, contracts, pricing and cost information, and business and marketing plans and proposals); (d) all computer software and firmware (including related data, routines and documentation) in any media, type of code and format; (e) all trademarks and service marks (whether registered or not); and (f) all other proprietary rights of the foregoing items (a) through (e) of this definition and derivatives thereof in whatever tangible or intangible form, medium or embodiments.

1.32. “Joint Foreground Intellectual Property” means all Intellectual Property conceived or developed by one or more employees of HOKU and one or more employees of NISSAN under this Agreement. All Joint Foreground Intellectual Property shall be documented by both a HOKU Authorized Personnel and a NISSAN scientist in a joint book labeled: “Project Unity: Work Towards to Joint Foreground Intellectual Property,” and signed and dated by both persons.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.33. “Joint Laboratory” means a laboratory facility located within the HOKU Facilities that may include a single cell and limited short stack testing equipment, and which is used by NISSAN and/or HOKU to evaluate HOKU Membrane and Automotive HOKU MEA pursuant to this Agreement.

1.34. “Liquid Ionomer” means a liquid electrolyte substance that is used to combine the Catalyst on the Electrode with Membrane for use in PEMFC.

1.35. “MEA” means CCM, 5-Layer MEA and 5-Layer MEA With Seal.

1.36. “5-Layer MEA” means a membrane electrode assembly for electrochemical devices such as fuel cells and electrolyzers, which consists of a Membrane, Liquid Ionomer, two Electrodes (anode and cathode), a Catalyst and Catalyst Support, and GDL.

1.37. “5-Layer MEA With Seal” means a 5-Layer MEA with the addition of seals or gaskets.

1.38. “Membrane” means a solid polymer electrolyte used in PEMFC to separate two Electrodes (anode and cathode) and conduct protons to facilitate the electrochemical reaction that generates electricity from fuel and oxidant in a PEMFC.

1.39. “NISSAN” means NISSAN MOTOR CO., LTD., a Japanese corporation.

1.40. “NISSAN Affiliates” means NISSAN’s associated companies in which it controls, directly or indirectly, greater than fifty percent (50%) of the voting power.

1.41. “NISSAN Background Intellectual Property” means any and all Intellectual Property conceived or developed by NISSAN prior to or outside the scope of this Agreement.

1.42. “NISSAN Catalyst” means the Catalyst developed solely by NISSAN or by NISSAN and a third party other than HOKU at any time.

1.43. “NISSAN Catalyst Support” means any Catalyst Support developed solely by NISSAN or by NISSAN and a third party other than HOKU at any time.

1.44. “NISSAN Derivative Process” means any process to assemble MEA that is developed solely by NISSAN or by NISSAN and a third party other than HOKU after this Agreement and which is (i) an improvement on any Automotive HOKU MEA Assembly Process that is licensed to NISSAN pursuant to this Agreement; and (ii) not otherwise included in the definition of HOKU Intellectual Property.

1.45. “NISSAN Electrode” means any Electrode developed solely by NISSAN or by NISSAN and a third party other than HOKU at any time.

1.46. “NISSAN Facility” means a facility owned, operated or leased exclusively by NISSAN.

1.47. “NISSAN Foreground Intellectual Property” means any and all Intellectual Property conceived or developed solely by employees of NISSAN under this Agreement.

HOKU Initials & Date /s/ DS & 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.48. “NISSAN Fuel Cells” means PEMFC stacks, integrated systems and balance of plant developed solely by NISSAN or by NISSAN and a third party other than HOKU at any time, for use in trucks and passenger vehicles produced by NISSAN, NISSAN Affiliates or RENAULT.

1.49. “NISSAN GDL” means the GDL developed solely by NISSAN or by NISSAN and a third party other than HOKU at any time.

1.50. “NISSAN Intellectual Property” means NISSAN Background Intellectual Property and NISSAN Foreground Intellectual Property and Intellectual Property related to the NISSAN Derivative Process; provided, however, that under no circumstances shall NISSAN Intellectual Property include any HOKU Intellectual Property.

1.51. “NISSAN MEA” means any MEA developed solely by NISSAN or by NISSAN and a third party other than HOKU that incorporates Components other than HOKU Components, whether or not patented by NISSAN, regardless of the date of development or the source of development. NISSAN MEA may not include any MEA made with the Automotive HOKU MEA Assembly Process.

1.52. “PEMFC” means proton exchange membrane fuel cells.

1.53. “Purchase Agreement” has the meaning set forth in the Background & Purpose of this Agreement.

1.54. “RENAULT” means RENAULT s.a.s., a corporation duly incorporated and existing under the laws of France and having its head office at 13/15 Quai Alphonse Le Gallo 92513 Boulogne-billancourt, France.

1.55. “Step 2 Cross-check Goals” has the meaning set forth in the Collaboration Agreement.

1.56. “Step 3 Cross-check Goals” means all of the goals identified in the table labeled “Step 3 Cross-check Goals and Dates” on Exhibit B attached hereto.

1.57. “Step 3 Guidelines” means all of the guidelines identified in the columns labeled “Step 3 Guidelines” on Exhibit A attached hereto; provided, however, that the numeric values in the column titled “Step 3 Guidelines” are tentative and may be modified by mutual written agreement between the Parties.

1.58. “Step 3 HOKU MEA” means such specific Automotive HOKU MEA comprising Step 3 HOKU Membrane and a specific combination of Components that is developed by HOKU under this Agreement using the Step 3 HOKU MEA Assembly Process, and which is described with particularity in a written disclosure that is signed by both Parties prior to the termination or expiration of this Agreement.

1.59. “Step 3 HOKU MEA Assembly Process” means the specific Automotive HOKU MEA Assembly Process that is developed by HOKU under this Agreement, to assemble the Step 3 HOKU MEA. This includes any process to apply NISSAN Catalyst, NISSAN Catalyst Support, NISSAN Electrode, or NISSAN GDL to the Step 3 HOKU MEA that is developed by HOKU under this Agreement, but excludes any assembly or manufacturing process of any HOKU Components incorporated into the Step 3 HOKU MEA.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.60. “Step 3 HOKU MEA Intellectual Property” means all Intellectual Property related to the Step 3 HOKU MEA, excluding (i) any Intellectual Property related to the Step 3 HOKU MEA Assembly Process, (ii) any Intellectual Property related to the HOKU Components incorporated into the Step 3 HOKU MEA, (iii) NISSAN Intellectual Property, and (iv) Joint Foreground Intellectual Property.

1.61. “Step 3 HOKU Membrane” means the specific HOKU Membrane that is developed by HOKU under this Agreement, and which is described with particularity in a written disclosure that is signed by both Parties prior to the termination or expiration of this Agreement.

1.62. “Sub-scale HOKU Membrane” is [ * ] of HOKU Membrane.

1.63. “Sub-scale HOKU CCM” consists of Sub-scale HOKU Membrane coated on each side with [ * ] of Catalyst.

1.64. “Sub-scale Automotive HOKU MEA” consists of Automotive HOKU MEA with Sub-scale HOKU Membrane, a [ * ] active Electrode area, and GDL.

2. Confidentiality; Extension of Confidentiality Agreement Term.

2.1. Without limiting the terms of the Mutual Confidentiality Agreement (the “Confidentiality Agreement”) dated January 15, 2004, by and between the Parties, the terms of this Agreement and all information and materials disclosed by the Parties pursuant to this Agreement shall be deemed Confidential Information as defined in the Confidentiality Agreement, except for the permitted disclosures set forth in Section 10 below. By execution of this Agreement, the Parties agree to extend the term of the Confidentiality Agreement until the expiration or termination of this Agreement; provided, however, that each Party’s obligations to protect the confidentiality of any information disclosed prior to termination shall continue for a period of five (5) years after such expiration or termination.

2.2. Notwithstanding Section 2.1 above, NISSAN may disclose Confidential Information as defined in the Confidentiality Agreement to NISSAN Affiliates and RENAULT; provided, however, that (i) NISSAN shall disclose to HOKU the names of all such NISSAN Affiliates that have received Confidential Information, (ii) NISSAN shall impose on NISSAN Affiliates and RENAULT the same confidentiality obligations as NISSAN owes herein and pursuant to the Confidentiality Agreement, and (iii) NISSAN shall be liable for any breach of the terms of the Confidentiality Agreement by RENAULT or the NISSAN Affiliates.

2.3. Notwithstanding Section 2.1 above and the terms of the Confidentiality Agreement, HOKU may file a copy of this Agreement with the United States Securities & Exchange Commission; provided, however, that HOKU shall use commercially reasonable efforts to obtain confidential treatment from the United States Securities & Exchange Commission for all product pricing and technical information set forth in this Agreement.

3. Completion of Collaboration Agreement. The Parties mutually acknowledge and agree that (i) HOKU has satisfied its obligations to the satisfaction of NISSAN pursuant to the Collaboration Agreement, and (ii) the execution of this Agreement constitutes the Step Completion Verification (as defined in the Collaboration Agreement) for the Step 2 Cross-check Goals.

4. Scope of Work. HOKU agrees to further optimize HOKU Membrane, Automotive HOKU MEA and Automotive HOKU MEA Assembly Process for integration into the NISSAN Fuel Cells in accordance with the Step 3 Guidelines and Step 3 Cross-check Goals.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

4.1. Location of Work. All work related to this Agreement shall be performed at the HOKU Facility in Hawaii, or at another location that is mutually agreed in writing by the Parties. NISSAN shall have the option, at its cost, to locate one of its employees in the Joint Laboratory on a full or part-time basis during the term of this Agreement for the sole purpose of evaluating Automotive HOKU MEA in single cells to verify the progress that HOKU is making towards the Step 3 Guidelines. HOKU shall have no obligation to disclose to such NISSAN employee any HOKU Intellectual Property beyond the extent necessary for the collaboration between the Parties hereunder. Any such NISSAN employee shall have unrestricted access to the Joint Laboratory from 9:00 a.m. until 6:00 p.m., Monday through Friday, but shall not be permitted to enter any other laboratory or research facility within the HOKU Facility unless accompanied by one of the HOKU Authorized Personnel.

4.2. Work Timing. Work related to this Agreement shall occur between January 1, 2006 and September 30, 2006.

5. Intellectual Property.

5.1. Ownership.

5.1.1. Except as specifically set forth in Sections 5.3, 5.4, and 11.3.1, as between the Parties, HOKU has the exclusive worldwide ownership and rights with respect to all HOKU Intellectual Property and all Joint Foreground Intellectual Property.

5.1.2. Except as expressly set forth herein, as between the Parties, NISSAN has the exclusive worldwide ownership and rights with respect to all NISSAN Intellectual Property.

5.2. No Transfer of Rights.

5.2.1. Except as specifically set forth in Sections 5.3, 5.4, and 11.3.1, no rights are granted to NISSAN with respect to HOKU Intellectual Property or Joint Foreground Intellectual Property.

5.2.2. Except as specifically set forth herein, no rights are granted to HOKU with respect to NISSAN Intellectual Property.

5.3. Licenses. The Parties hereby agree that following each Party’s substantial satisfaction of its respective obligations under this Agreement (including any amendments hereof), including, without limitation, all payment obligations set forth in Section 9, then:

5.3.1. HOKU will grant to NISSAN a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense, to the Step 3 HOKU MEA Intellectual Property; provided, however, that (1) the foregoing license may only be used by NISSAN to make or have made MEA that incorporates HOKU Membrane purchased from HOKU or its authorized agent/distributor, and (2) NISSAN may use a subcontractor for the purpose of having such product made by such subcontractor only after receiving written permission from HOKU to do so, which permission shall not be unreasonably withheld.

5.3.2. HOKU will grant to NISSAN a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense, to the Step 3 HOKU MEA Assembly Process; provided, however, that (1) the foregoing license may only be used by NISSAN to make or have made MEA that incorporates HOKU Membrane purchased from HOKU or its authorized agent/distributor; and (2) NISSAN may use a subcontractor for the purpose of having the MEA made by

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

such subcontractor only after receiving written permission from HOKU to do so, which permission shall not be unreasonably withheld. The foregoing license shall not be construed to grant any right to NISSAN to make or manufacture MEA (including, without limitation Step 3 HOKU MEA) using the Step 3 HOKU MEA Assembly Process for resale of MEA itself to any third party except for resale of such MEA as repair parts for the vehicles of NISSAN.

5.3.3. The granting of any license by HOKU pursuant to this Agreement shall include disclosure of all relevant information and granting of a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense, to HOKU Background Intellectual Property owned or controlled by HOKU at the time the license is granted, to the extent required for NISSAN to make MEA that includes HOKU Membrane using the Step 3 HOKU MEA Intellectual Property or Step 3 HOKU MEA Assembly Process; provided, however, that HOKU shall not be required to disclose any information regarding, and no license shall be granted pursuant to this paragraph to, any materials or processes used to produce or manufacture any HOKU Component incorporated into the Step 3 HOKU MEA.

5.3.4. NISSAN will grant to HOKU an exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense, to use any NISSAN Derivative Process to make, or have made any MEA; provided, however, that until December 31, 2011, HOKU’s use and practice of the foregoing license shall exclude all automotive PEMFC applications. Notwithstanding the exclusivity of the foregoing license, (i) NISSAN shall have unlimited rights to use the NISSAN Derivative Process to make any MEA for use in any NISSAN PEMFC; and (ii) NISSAN may grant a license to each NISSAN Affiliate and RENAULT.

5.4. Joint Foreground Intellectual Property.

5.4.1. Assignment of Joint Foreground Intellectual Property to HOKU. In order to vest in HOKU the full rights of ownership in the Joint Foreground Intellectual Property, NISSAN hereby assigns any and all rights and ownership it may have in such Joint Foreground Intellectual Property by virtue of any claim to joint development or invention, and NISSAN agrees to sign instruments of assignment and other documents that may be legally required to perfect HOKU’s sole ownership of such Joint Foreground Intellectual Property, and NISSAN shall cause its employees who are inventors of such Joint Foreground Intellectual Property to sign instruments of assignment and other documents that may be legally required to transfer sole ownership of such Joint Foreground Intellectual Property to HOKU.

5.4.2. NISSAN License to Joint Foreground Intellectual Property. After the assignment of the ownership of the Joint Foreground Intellectual Property pursuant to Section 5.4.1 above, and following each Party’s substantial satisfaction of its respective obligations under this Agreement, including, without limitation, all payment obligations set forth in Section 9, and if the Joint Foreground Intellectual Property is required for NISSAN to make the Step 3 HOKU MEA pursuant to Section 5.3.1 above, then HOKU will grant to NISSAN a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license to use and practice the Joint Foreground Intellectual Property, without the right to grant any sublicense.

5.5. Notwithstanding anything to the contrary herein, NISSAN may grant a sublicense to each NISSAN Affiliate and RENAULT to each of the licenses granted to NISSAN by HOKU pursuant to Sections 5.3.1, 5.3.2, 5.3.3 and 5.4.2 of this Agreement; provided, however, that (1) the foregoing sublicense may only be used by NISSAN Affiliates and RENAULT to make or have made MEA that incorporates HOKU Membrane purchased from HOKU or its authorized agent/distributor, and (2) NISSAN Affiliates and RENAULT may use a subcontractor for the purpose of having such product

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

made by such subcontractor only after receiving written permission from HOKU to do so, which permission shall not be unreasonably withheld. The foregoing sublicense shall not be construed to grant any right to NISSAN Affiliates and RENAULT to make or manufacture MEA using the Step 3 HOKU MEA Assembly Process for resale of MEA itself to any third party except for resale of such MEA as repair parts for the vehicles of NISSAN Affiliates or RENAULT.

5.6. Patent Prosecution.

5.6.1. As between the Parties, and except as set forth in Section 5.6.4 below, HOKU shall be solely responsible for filing all patents, trademarks and copyrights related to all HOKU Intellectual Property.

5.6.2. As between the Parties, NISSAN shall be solely responsible for filing all patents, trademarks and copyrights related to NISSAN Intellectual Property.

5.6.3. As between the Parties, [ * ] shall be solely responsible for filing all patents, trademarks and copyrights related to the Step 3 HOKU MEA Intellectual Property and the Joint Foreground Intellectual Property. With respect to patents relating to the Step 3 HOKU MEA Intellectual Property and the Joint Foreground Intellectual Property, [ * ] shall promptly notify [ * ] of the contents of such patents, and the Parties shall discuss in good faith whether any [ * ] Intellectual Property is incorporated into such patents. If any [ * ] Intellectual Property is incorporated into such patent, and if [ * ] agrees that [ * ] Intellectual Property is disclosed in the patent application, [ * ] agrees to cooperate in good faith with [ * ] patent prosecution procedure.

5.6.4. No Obligation to Maintain. [ * ] recognizes and agrees that [ * ] is under no duty whatsoever to [ * ] hereunder with respect to any patent applications or patents related to the Step 3 HOKU MEA Intellectual Property, the Step 3 HOKU MEA Assembly Process or Joint Foreground Intellectual Property: (i) to continue prosecution of any patent application; (ii) to conduct such prosecution in a manner other than as [ * ] may so choose; (iii) to maintain any patent or patent application; or (iv) to file a divisional or continuation application. [ * ] may therefore, in its sole discretion, abandon or otherwise discontinue prosecution of any and all patents and/or applications related to the Step 3 HOKU MEA Intellectual Property, the Step 3 HOKU MEA Assembly Process or the Joint Foreground Intellectual Property. In the event that [ * ] desires to abandon or discontinue maintenance of the Step 3 HOKU MEA Intellectual Property or the Joint Foreground Intellectual Property, [ * ] shall notify [ * ] of such abandonment or discontinuation of the Step 3 HOKU MEA Intellectual Property or the Joint Foreground Intellectual Property. If, upon such notification, [ * ] desires to maintain any patents related to the Step 3 HOKU MEA Intellectual Property or the Joint Foreground Intellectual Property at its own cost, [ * ] shall immediately transfer to [ * ] its ownership of such patents.

5.7. Patent Filing, Maintenance, Infringement and Defense.

5.7.1. HOKU shall be responsible for the legal fees and all other costs associated with maintaining and defending all claims and actions (including, without limitation, patent infringement claims) associated with HOKU Intellectual Property and Joint Foreground Intellectual Property.

5.7.2. NISSAN shall be responsible for the legal fees and all other costs associated with maintaining and defending all claims and actions (including, without limitation, patent infringement claims) associated with NISSAN Intellectual Property.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.7.3. If either Party or any affiliate, sublicensee, distributor or customer of either Party is sued by a third party charging infringement of patent rights that are purported to dominate a claim of the Step 3 HOKU MEA, such Party will promptly notify the other Party in writing and discuss how to deal with such action. Each Party agrees to keep the other Party reasonably informed of all developments in connection with any such action.

6. Production and Delivery of HOKU Products. In connection with the work to be performed by HOKU and NISSAN pursuant to this Agreement, NISSAN agrees to purchase from HOKU, and HOKU agrees to manufacture and deliver to NISSAN, certain HOKU Products in accordance with the provisions of this Section 6.

6.1. Purchase Orders. NISSAN may submit written purchase orders for the unit volume per each type of unit of HOKU Product that is listed in the column labeled “Unit Description” on Exhibit C or Exhibit D, as applicable, and HOKU shall produce the quantity of HOKU Product specified on the NISSAN purchase order. HOKU shall have no obligation to produce or deliver any HOKU Product that is not listed on Exhibit C or Exhibit D.

6.2. NISSAN Components. NISSAN may request that [*] or [*] be included in [*]. Addition of such NISSAN Components shall be limited to [*] and [*]. Such Components must be supplied to HOKU at NISSAN’s expense in a timely manner. HOKU shall use its best efforts to include such Components in [*].

6.3. HOKU Components. HOKU acknowledges that NISSAN may use HOKU Components, excluding HOKU Membrane, purchased from HOKU or its authorized agent/distributor, for the purpose of making and having made MEA consisting of Components not all sourced from HOKU; provided however that NISSAN may use a subcontractor for the purpose of having such product made by such subcontractor only after receiving written permission from HOKU to do so, which permission shall not be unreasonably withheld. Notwithstanding the foregoing, HOKU shall have no obligation to sell HOKU Components to NISSAN.

6.4. Planned Delivery Schedule. The Parties will discuss and settle on a mutually acceptable delivery date relative to the quantity of product ordered by NISSAN and the production capacity of HOKU; however, such delivery date is not to be later than September 30, 2006.

6.5. Delivery to HOKU Facility. Unless otherwise specified in accordance with Section 6.6 below, all Automotive HOKU MEA, HOKU Components, and HOKU Products produced pursuant to Section 6 above shall be delivered to the HOKU Facility for evaluation at the HOKU Facility to assess the progress towards meeting the Step 3 Cross-check Goals, pursuant to Section 4.2 above.

6.6. Delivery to NISSAN Facility.

6.6.1. NISSAN may request in writing the delivery of [*], [*], [*], and [*] for testing at a NISSAN Facility, and HOKU shall, subject to the conditions set forth in Section 6.6.2 below, be required to deliver such [*], [*], [*] or [*] to such NISSAN Facility on the applicable delivery date to be settled pursuant to Section 6.4 above. In providing the [*], [*], [*] and [*] to NISSAN, this transfer of materials constitutes a limited non-exclusive license to NISSAN to test and evaluate the [*], [*], [*] and [*] as set forth in this Agreement.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

6.6.2. Conditions for Delivery to NISSAN Facility. In addition to the matters set forth above, the following conditions must be satisfied for all deliveries of [*], [*], [*] and [*] to any NISSAN Facility pursuant to Section 6.6.1 above:

(a) HOKU shall have an opportunity to review and approve (such approval not to be unreasonably withheld) any NISSAN testing protocol at least ten (10) days prior to the scheduled delivery of [*], [*], [*] and/or [*] to a NISSAN Facility.

(b) HOKU shall be notified of the exact location of the NISSAN Facility where such testing will take place, and HOKU shall be entitled (but not required) to send up to two (2) members of its research team to witness any such testing of [*], [*], [*] and [*] at the NISSAN Facility.

(c) Immediately after testing is completed, all samples of [*], [*], [*] and [*] delivered to a NISSAN Facility shall be returned to HOKU or destroyed by incineration in the presence of HOKU Authorized Personnel.

(d) HOKU shall be provided with a written copy of the results of any testing by NISSAN of [*], [*], [*] and [*].

7. Relationship of the Parties. Neither Party shall be under any legal obligation of any kind whatsoever to the other Party except for the matters specifically agreed to herein. Nothing contained in this Agreement shall be construed as constituting the relationship of the Parties to be one of agent/principal, partner, joint-venture or employer/employee, or cause any Party to be liable for any of the debts or obligations of the other, nor shall any Party have the right or authority to act for, incur any liability or obligation of any kind, express, or implied, in the name of or on behalf of any other Party hereto. This Agreement is non-exclusive, and either Party remains free to negotiate or enter into similar relationships with others.

7.1. Nothing in this Agreement shall preclude HOKU from working alone or with a third party to develop Membrane, Liquid Ionomer, MEA (including, without limitation, all Components thereof and Automotive HOKU MEA, and all Components thereof), HOKU Intellectual Property or any other technology or product related to fuel cells and their components, and processes related thereto (including, without limitation, the Automotive HOKU MEA Assembly Process), or from manufacturing, marketing and selling any HOKU Product (including, without limitation, all HOKU Components and Automotive HOKU MEA, Step 3 HOKU MEA, and all Components thereof) and such other fuel cell products, components and processes (including, without limitation, the Step 3 HOKU MEA Assembly Process), or grant licenses to HOKU Intellectual Property, to any third party, including NISSAN’s competitors; provided, however, that under no circumstances shall the foregoing be construed as an implied or express waiver by NISSAN of any claims that NISSAN may assert against HOKU or any third party for infringement of NISSAN Intellectual Property as a result of such development work, manufacturing, marketing, selling or licensing.

7.1.1. Notwithstanding anything to the contrary in Section 7.1 above, HOKU may not sell any HOKU Product other than HOKU MEA to any automotive company for any commercial purpose other than test and evaluation of such HOKU Product. In addition, HOKU may not sell or otherwise provide Automotive HOKU MEA to any automotive company if such Automotive HOKU MEA is identical in all respects to the Automotive HOKU MEA then being tested and evaluated by NISSAN pursuant to this Agreement. The restrictions set forth in this Section 7.1.1 shall terminate on September 30, 2006.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7.2. Nothing in this Agreement shall preclude NISSAN from working alone or with a third party to develop fuel cell technologies that compete with HOKU Membrane or HOKU MEA, or from purchasing products from HOKU’s competitors; provided, however, that under no circumstances shall the foregoing be construed as an implied or express waiver by HOKU of any claims that HOKU may assert against NISSAN or any third party for infringement of HOKU Intellectual Property as a result of such development work or purchasing.

7.3 Nothing in this Agreement shall, either expressly or implicitly, be construed as a promise or undertaking by NISSAN to purchase any mass-produced HOKU Products from HOKU.

8. No Analysis. NISSAN agrees not to make or have made any analysis, observation of the chemical composition and/or physical characteristics or to perform any experiment on any HOKU Product, without the prior written consent of HOKU, except as specifically set forth in this Agreement.

9. Costs & Compensation.

9.1. Except as set forth in Sections 9.2, 9.3 and 9.7 below, each Party shall bear its own costs and expenses incurred in connection with such Party’s performance under this Agreement.

9.2. As payment for the work to be performed by HOKU pursuant to Section 4 above, NISSAN shall pay HOKU Two Million Nine Hundred Fifty Thousand U.S. Dollars ($2,950,000), as follows:

9.2.1. Cash payment of $2,710,000, upon execution of this Agreement as an engineering expense. NISSAN is responsible for any taxes, fees, or government charges due in Japan.

9.2.2. Additional aggregate cash payment of $240,000, as an engineering expense on July 31, 2006. NISSAN is responsible for any taxes, fees, or government charges due in Japan.

9.3. The payments described above do not include HOKU Products to be ordered by NISSAN. The price per unit of HOKU Product shall be equal to the price quoted on Exhibit C or Exhibit D, as applicable. The pricing for any HOKU Product that is not specifically listed on Exhibit C or Exhibit D shall be negotiated and agreed by the Parties in good faith.

9.4. With regard to payment by NISSAN set forth in Section 9.2.1, HOKU shall deliver to NISSAN an invoice and NISSAN shall immediately pay HOKU the amount specified in the invoice.

9.5. With regard to payment by NISSAN set forth in Sections 9.2.2 and 9.3, HOKU shall deliver to NISSAN an invoice and NISSAN shall, within sixty (60) days after receipt of such invoice from HOKU, pay HOKU the amount specified in the invoice.

9.6. Payment & Delivery Terms. All payments made to HOKU pursuant to this Agreement shall be net of any applicable sales or excise taxes, duties, shipping, handling and insurance charges. All shipments shall be F.O.B. origin.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9.7. [ * ] shall provide any specialized equipment that it requires or desires in the Joint Laboratory, and shall be responsible for all compensation, relocation, travel, living and other expenses of any [ * ] employee working in the Joint Laboratory. [ * ] shall bear all reasonable and ordinary overhead costs associated with the operation of the Joint Laboratory such as rent, electricity, water, telephone and Internet, and common laboratory safety equipment.

10. Press Releases & Marketing Materials. Within two days after the execution of this Agreement, HOKU and NISSAN shall issue a joint press release disclosing the material terms of this Agreement.

11. Miscellaneous.

11.1. Term. The term of this Agreement shall commence on January 1, 2006 and shall continue until September 30, 2006 unless earlier terminated in accordance with Section 11.2 below.

11.2. Termination.

11.2.1. This Agreement may be terminated by mutual written agreement of the Parties.

11.2.2. NISSAN may terminate this Agreement upon written notice to HOKU under the following circumstances:

(a) Any material breach by HOKU of the material covenants of this Agreement, except for a failure by HOKU to achieve any technical milestone, and failure by HOKU to cure such breach within thirty (30) days after written notice from NISSAN.

(b) HOKU files a petition in bankruptcy, a petition in bankruptcy is filed against it, or HOKU becomes insolvent, bankrupt, or makes a general assignment for the benefit of creditors or goes into receivership.

11.2.3. HOKU may terminate this Agreement upon written notice to NISSAN under the following circumstances:

(a) Any failure by NISSAN to make any payment to HOKU pursuant to Sections 9.

(b) Any material breach by NISSAN of the other covenants of this Agreement, and failure by NISSAN to cure such breach within thirty (30) days after written notice from HOKU.

(c) Any breach by NISSAN of Section 8 of this Agreement.

11.3. Rights Upon Termination.

11.3.1. If NISSAN terminates this Agreement for the reason detailed in Section 11.2.2, then NISSAN shall be entitled to the following rights:

(a) HOKU will grant to NISSAN a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense, to the Step 3 HOKU MEA Intellectual Property; provided, however, that (1) the foregoing license may only be used by

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

NISSAN to make or have made MEA that incorporates HOKU Membrane purchased from HOKU or its authorized agent/distributor, and (2) NISSAN may use a subcontractor for the purpose of having such product made by such subcontractor only after receiving written permission from HOKU to do so, which permission shall not be unreasonably withheld.

(b) HOKU will grant to NISSAN a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense, to the Step 3 HOKU MEA Assembly Process; provided, however, that (1) the foregoing license may only be used by NISSAN to make or have made MEA that incorporates HOKU Membrane purchased from HOKU or its authorized agent/distributor; and (2) NISSAN may use a subcontractor for the purpose of having the MEA made by such subcontractor only after receiving written permission from HOKU to do so, which permission shall not be unreasonably withheld. The foregoing license shall not be construed to grant any right to NISSAN to make or manufacture MEA (including, without limitation Step 3 HOKU MEA) using the Step 3 HOKU MEA Assembly Process for resale of MEA itself to any third party except for resale of such MEA as repair parts for the vehicles of NISSAN.

(c) The granting of any license by HOKU pursuant to this Section 11.3.1 shall include disclosure of all relevant information and granting of a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license, without the right to grant any sublicense to HOKU Background Intellectual Property owned or controlled by HOKU at the time the license is granted, to the extent required for NISSAN to make MEA that comprises HOKU Membrane using the Step 3 HOKU MEA Intellectual Property or Step 3 HOKU MEA Assembly Process; provided, however, that HOKU shall not be required to disclose any information regarding, and no license shall be granted pursuant to this paragraph to, any materials or processes used to produce or manufacture any HOKU Component incorporated into the Step 3 HOKU MEA.

(d) If the Joint Foreground Intellectual Property is required for NISSAN to make the Step 3 HOKU MEA pursuant to Section 11.3.1(a) above, then HOKU will grant to NISSAN a non-exclusive, non-transferable, royalty-free, fully-paid, worldwide license to use and practice the Joint Foreground Intellectual Property, without the right to grant any sublicense.

(e) Notwithstanding anything to the contrary herein, NISSAN may grant a sublicense to each NISSAN Affiliate and RENAULT to each of the licenses granted to NISSAN by HOKU pursuant to Sections 11.3.1(a), (b) (c) and (d) of this Agreement; provided, however, that (1) the foregoing sublicense may only be used by NISSAN Affiliates and RENAULT to make or have made MEA that incorporates HOKU Membrane purchased from HOKU or its authorized agent/distributor, and (2) NISSAN Affiliates and RENAULT may use a subcontractor for the purpose of having such product made by such subcontractor only after receiving written permission from HOKU to do so, which permission shall not be unreasonably withheld. The foregoing sublicense shall not be construed to grant any right to NISSAN Affiliates and RENAULT to make or manufacture MEA using the Step 3 HOKU MEA Assembly Process for resale of MEA itself to any third party except for resale of MEA as repair parts for the vehicles of NISSAN Affiliates or RENAULT.

11.4. Force Majeure. Neither Party shall be liable in damages, nor shall the provisions of Section 11.3 be applicable, if either Party terminates this Agreement and such termination is caused by conditions beyond that Party’s control including, but not limited to acts of God, government restrictions (including the denial or cancellation of any export or other necessary license), wars, insurrections or terrorism.

11.5. Severability. If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such provision shall be modified to the extent necessary to make it enforceable or, if necessary, shall be inoperative, and the remainder of this Agreement shall remain binding upon the Parties hereto.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11.6. Counterparts. This Agreement may be executed in several counterparts, including counterparts transmitted by telecopier, telefax, or any similar means of electronic transmission, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

11.7. No Third Party Beneficiaries. This Agreement confers no rights whatsoever upon any persons, other than the Parties hereto.

11.8. Waiver. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as waiver thereof, nor shall any single or partial exercise of any right hereunder by any Party preclude any other or further exercise of any other right and no waiver shall be valid unless in a signed writing, and then only to the extent specifically set forth in such writing. No waiver of any right hereunder shall operate as a waiver of any other or of the same or similar right on another occasion.

11.9. Disputes.

11.9.1. Amicable Resolution. HOKU and NISSAN mutually desire that friendly collaboration will develop between the Parties. Accordingly, the Parties shall try to resolve in a friendly manner all disagreements and misunderstandings connected with each Party’s respective rights and obligations under this Agreement, including any amendments hereof.

11.9.2. Mediation and Alternate Dispute Resolution. Except for disputes with respect to intellectual property which must be submitted to a court of competent jurisdiction, to the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually-acceptable mediator to be chosen by HOKU and NISSAN within forty-five (45) days after written notice by one of the parties demanding mediation. Neither Party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement either HOKU or NISSAN may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution (“ADR”) in lieu of mediation, including by way of example and without limitation neutral fact-finding or a mini-trial. Any mediation or ADR under this Agreement shall take place in the County of Santa Clara, State of California, U.S.A. The Federal Rules of Civil Procedure and Evidence shall exclusively apply in any mediation or ADR between the Parties pursuant to this Agreement.

Any dispute, other than a dispute with respect to intellectual property which must be submitted to a court of competent jurisdiction, which the Parties cannot resolve through negotiation, mediation or other form of ADR within six months of the date of the initial demand for it by one of the Parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Section 11.9.2 will prevent either Party from resorting to judicial proceedings (subject to Section 11.10 below) if (i) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (ii) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

11.9.3. Attorney’s Fees. If any action at law or in equity (including mediation or ADR) is necessary to enforce or interpret the terms of this Agreement the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such Party may be entitled.

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11.10. Consent to Jurisdiction and Forum Selection. The parties hereto agree that all actions or proceedings arising in connection with this Agreement that result in judicial proceedings in accordance with Section 11.9 (inclusive) of this Agreement shall be tried and litigated exclusively in the state and federal courts located in the County of Santa Clara, State of California, U.S.A. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non convenience or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the County of Santa Clara, State of California, U.S.A. shall have in personal jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

11.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of California, U.S.A.

11.12. Notices. Notices required or appropriate to be given under this Agreement shall be given by hand delivery or facsimile or electronic mail transmission and by certified mail return receipt requested, to the following address or in such other manner as shall be agreed to in writing by the Parties.

If to NISSAN: NISSAN MOTOR CO., LTD. 1, Natsushima-cho, Yokosuka-shi Kanagawa 220-8623 Japan Facsimile: [ * ] Phone: [ * ] E-mail: [ * ] Attn: Hideyuki Tamura, General Manager	If to HOKU: HOKU SCIENTIFIC, INC. 1075 Opakapaka Street Kapolei, Hawaii 96707 USA Facsimile: (808) 682-7807 Phone: (808) 682-7800 E-mail: [ * ] Attn: Dustin Shindo, Chairman & CEO

11.13. Headings. The Section headings contained in this Agreement are not part of this Agreement, are for the convenience of reference only and shall not affect the meaning, construction or interpretation of this Agreement.

11.14. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the Parties hereto and their respective successors and assigns.

11.15. Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that this Agreement may be assigned by HOKU without the consent of NISSAN if such assignment is in connection with an Acquisition of HOKU. In such case, HOKU will notify NISSAN at least fifteen (15) days prior to such Acquisition of HOKU.

11.16. Integration of Prior Agreements; Amendment. Except for NISSAN’s payment obligations set forth in Section 9 of the Collaboration Agreement, and except as set forth in Section 2

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

above, this Agreement sets forth the entire understanding of the Parties regarding the matters set forth herein and supersedes all prior agreements, whether oral or written, regarding the subject matter hereof. In the event of any disagreement between the terms of this Agreement, the Engineering Agreement, the Purchase Agreement or the Collaboration Agreement, the terms of this Agreement shall be binding on the Parties. Any amendment to this Agreement must be in writing and signed by the Parties.

11.17. Warranty Disclaimer. HOKU PRODUCTS DELIVERED TO NISSAN ARE PROVIDED AS IS, WITHOUT ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. HOKU MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE HOKU PRODUCTS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY. THE HOKU PRODUCT SAMPLES SHALL BE USED SOLELY FOR THE PURPOSES STATED IN THIS AGREEMENT.

11.18. Limitation of Damages. EXCEPT FOR A BREACH OF SECTION 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITIES.

11.19. Survival. The following provisions of this Agreement shall survive its termination or expiration: Sections 2 (inclusive), 5 (inclusive), 7.1, 8, 9 (inclusive), 11.3 (inclusive), 11.9 (inclusive), 11.10, 11.11, 11.17 and 11.18.

(Signature Page Immediately Follows)

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Step 3 Collaboration Agreement as of the date of last signature (execution) below.

NISSAN: NISSAN MOTOR CO., LTD.		HOKU: HOKU SCIENTIFIC, INC.

By:	/s/ Hideyuki Tamura	By:	/s/ Dustin M. Shindo
Name:	Hideyuki Tamura	Name:	Dustin M. Shindo
Title:	General Manager Technology Research Laboratory No. 2	Title:	Chairman & CEO

Date:	2/13/06	Date:	2/13/06

Nissan Motor Co., Ltd. Authorized Signatory		Hoku Scientific, Inc. Authorized Signatory

SIGNATURE PAGE TO STEP 3 COLLABORATION AGREEMENT

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EXHIBIT A

STEP 3 GUIDELINES

Performance

Step 3 Guidelines

Performance	Membrane	[ * ]	[ * ]
		[ * ]	[ * ]
		[ * ]	[ * ]
		[ * ]	[ * ] • [ *] • [ *] • [ * ] • [ * ] • [ * ]
		[ * ]	[ * ]
		[ * ]	[ * ]
		[ * ]	[ * ] • [ * ] • [ * ]
		[ * ]	[ * ] [ *]
		[ * ]	[ * ]
		[ * ]	[ * ]
	MEA	[ * ]	[ * ] [ * ]
		[ * ]	[ * ] [ * ]
		[ * ]	[ * ] [ * ]

* All comparisons to [ * ] products shall be based on data from tests performed on [ * ] by [ * ] at the [ * ] Facility.

Durability
Item			Step 3 Guidelines

Reliability	Durability	[ * ]	[ * ]
		[ * ]	[ * ]
		[ * ] [ * ] [ * ]	[ * ]

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

Exhibit A

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EXHIBIT B

STEP 3 CROSS-CHECK GOALS & DATES

Item	Goal	Start Date	Finish Date
[ * ]	[ * ]	[ * ]
[ * ] [ * ] [ * ]	[ * ]	[ * ]

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

Exhibit B

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EXHIBIT C

SUB-SCALE PRICING SCHEDULE

STEP 3 PRICING

Unit Description	Unit Price
Sub-scale Automotive HOKU MEA	[*]
Sub-scale HOKU CCM	[*]
Sub-scale HOKU GDL	[*]
Sub-scale HOKU Membrane	[*]

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

Exhibit C

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EXHIBIT D

HOKU FULL-SCALE PRODUCT PRICING SCHEDULE

STEP 3 PRICING

Unit Description	Unit Price
Full-scale Automotive HOKU MEA	[*]
Full-scale HOKU Membrane	[*]

HOKU Initials & Date /s/ DS 2/13/06	NISSAN Initials & Date /s/ HT 2/13/06

Exhibit D

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